PROXY



                       HORIZON/CMS HEALTHCARE CORPORATION

                  SPECIAL MEETING OF STOCKHOLDERS - OCTOBER 29, 1997
                     THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS


     The undersigned hereby appoints NEAL M. ELLIOTT, ERNEST A. SCHOFIELD and SCOT SAUDER, and each of them, with several powers of substitution, proxies to vote the shares of Common Stock, par value $0.001 per share, of Horizon/CMS Healthcare Corporation ("Horizon/CMS") which the undersigned could vote if personally present at the Special Meeting of Stockholders of Horizon/CMS to be held at the Crowne Plaza Pyramid, 5151 San Francisco Road, N.E., Albuquerque, New Mexico 87109, on October 29, 1997, at 10:00 a.m., local time, and any adjournment thereof:



                   (Continued and to be signed on other side)




           -----------
              Common

     1. Approval and adoption of the Plan and Agreement of Merger, dated February 17, 1997, as amended by the First Amendment to Plan and Agreement of Merger dated September 15, 1997, attached as Annex A to the Prospectus-Proxy Statement that has been transmitted in connection with the Special Meeting, pursuant to which Reid Acquisition Corporation, a wholly-owned subsidiary of HEALTHSOUTH Corporation ("HEALTHSOUTH"), will merge with and into Horizon/CMS, and stockholders of Horizon/CMS will receive 0.84338 of a share of HEALTHSOUTH Common Stock for each share of Horizon/CMS Common Stock surrendered for exchange, all as described in said Prospectus-Proxy Statement.
          FOR                   AGAINST           ABSTAIN
          [ ]                     [ ]                [ ]
     2. In their discretion to act upon any matters incidental to the foregoing and such other business as may properly come before the Special Meeting or any adjournment thereof.
     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEM 1.


                                               DATED: --------------------------





                                               --------------------------------






                                               Signature(s)

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                                               (Please sign exactly and as fully
                                               as  your  name  appears  on  your
                                               stock certificate.  If shares are
                                               held  jointly,  each  stockholder
                                               should sign.)